UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	January 14, 2008

PROXIM WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2115 O’Nel Drive, San Jose, CA	95131
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 731-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

New Employment Agreement for Pankaj Manglik

On January 16, 2008, the board of directors of Proxim Wireless Corporation approved a new employment agreement for Pankaj S. Manglik, formerly Proxim’s president and chief operating officer, for Mr. Manglik to be Proxim’s president and chief executive officer, and Mr. Manglik and Proxim have executed that agreement.  This agreement replaces the employment agreement, dated May 19, 2006, between Mr. Manglik and Proxim.

Under the employment agreement, Proxim agreed to employ Mr. Manglik as its president and chief executive officer.  Mr. Manglik will report directly to the board, and the other officers and employees of Proxim will report to Mr. Manglik.  The agreement also contemplates that Mr. Manglik will continue to serve on Proxim’s board of directors.  The employment agreement has an initial term of five years, commencing January 14, 2008, unless sooner terminated and may be renewed for additional periods if Proxim gives Mr. Manglik notice of its intention to renew or negotiate a new agreement at least 90 days prior to the expiration of the term.  Mr. Manglik’s annual base salary is set at $346,500 subject to future adjustment.  In addition, Mr. Manglik is entitled to receive an annual performance bonus based on actual attainment of performance targets approved by the board of directors.  At target performance levels, Mr. Manglik shall receive a cash bonus equal to 100% of his base salary.  Mr. Manglik is also entitled to receive additional bonus awards at the discretion of the board.  Mr. Manglik receives five weeks of paid vacation per year.  Mr. Manglik receives medical, life, disability, and accidental death and dismemberment insurance at Proxim cost and is also entitled to participate in Proxim’s other benefit programs for executives or other employees.  If Proxim issues equity rights in any of its subsidiaries or controlled entities to other employees, Mr. Manglik is also entitled to receive equity rights no less than the amount granted to the largest grantee with no less favorable terms.

Mr. Manglik may be entitled to receive severance benefits after termination of employment depending on the circumstances under which his employment terminates.  If Mr. Manglik’s employment is terminated by Proxim for good cause (as narrowly defined in the employment agreement) or by Mr. Manglik without good reason (as defined in the employment agreement), Mr. Manglik will not be entitled to severance benefits.  Mr. Manglik will be entitled to severance benefits if his employment is terminated by Proxim without good cause or by Mr. Manglik for good reason.  In those situations, Mr. Manglik generally is entitled to severance benefits of (a) a lump-sum payment equal to twelve months of base salary, (b) a lump-sum payment equal to the greater of his annual bonus at target performance levels for the portion of the year actually worked or six months pro rata bonus at target performance levels, (c) vesting in full of all his unvested stock options, and (d) continuation of specified insurance benefits for a period of twelve months or receipt of a lump-sum amount in lieu thereof.  However, if Mr. Manglik’s employment is terminated by Proxim without good cause or by Mr. Manglik for good reason within a six month period following or at any time within the three month period prior to a change in control of Proxim, Mr. Manglik is entitled to severance benefits of (a) a lump-sum payment equal to twenty-one months of base salary, (b) a lump-sum payment equal to twenty-one months of his annual bonus at target performance levels, (c) continuation of specified insurance benefits for a period of twelve months or receipt of a lump-sum amount in lieu thereof, and (d) vesting in full of his outstanding stock options and other unvested benefits.  Proxim’s obligation to provide these severance benefits is contingent on Mr. Manglik providing a release of claims to Proxim and resigning his board and other positions with Proxim and its affiliated entities.  There is no requirement on the employee to mitigate these benefits by seeking other employment.

The employment agreement contemplates Mr. Manglik being granted options to purchase 250,000 shares of Proxim’s common stock promptly when Proxim has this number of options available for grant.  The actual grant and specific terms of the grant will be set forth in a specific stock option agreement, which will establish a vesting schedule of 40% on the date on grant and an additional 20% on each of the next three annual anniversaries of the date of grant.  These options will have an exercise price equal to the closing stock price on the date of grant.

Mr. Manglik agreed not to compete with Proxim and not to adversely interfere with Proxim’s employee, customer, supplier, and other business relationships during his employment and for one year after termination of his employment (subject to the provisions of California law), provided that Proxim is in compliance with any obligation to provide severance benefits to Mr. Manglik and provided, further, that Mr. Manglik will be released from the noncompetition obligations if Proxim terminates his employment without cause or if Mr. Manglik terminates his employment for good reason.  He agreed to disclose to Proxim any business opportunity relating to Proxim’s current or contemplated business that he conceives or of which he becomes aware during his employment by Proxim.  He agreed to treat Proxim’s non-public information confidentially, to use it only in the course of performing his duties, and to return all of Proxim’s business information and other property to Proxim in the event of his termination.  Mr. Manglik also agreed to assign to Proxim any inventions and intellectual property he develops during his employment except for any invention developed by him on his own time using his own facilities that do not result from his work for Proxim or relate to Proxim’s current or contemplated business.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the employment agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

See disclosures under Item 5.02 below.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Manglik Promotion

As described in Item 1.01 above, effective January 14, 2008, Pankaj S. Manglik, 43, was promoted to be Proxim’s President and Chief Executive Officer.  The terms of his new employment agreement are described above under Item 1.01, which replaces his previous employment agreement, dated May 19, 2006.  There is no family relationship between Mr. Manglik and any of Proxim’s directors or other executive officers.

Mr. Manglik has been Proxim’s President and Chief Operating Officer since May 2006 and a director since July 2006.  Prior to joining Proxim, Mr. Manglik was an independent consultant advising the boards of directors of venture capital-funded startup companies.  In January 2002, he co-founded Aruba Networks, which is now a publicly-traded wireless infrastructure company, and served as its President, Chief Executive Officer, and Vice President at different times during his employment through May 2004.  Previously, he was Director of Product Management for Alteon Websystems, which was acquired by Nortel Networks.  Prior to Alteon, Mr. Manglik worked at Cisco Systems and Intel Corporation.

On January 16, 2008, Proxim issued a press release announcing Mr. Manglik’s promotion.  A copy of that press release is attached hereto as Exhibit 99.1.

Fitzgerald Separation

On January 14, 2008, the Board of Directors of Proxim Wireless Corporation decided to terminate without cause the employment of Robert E. Fitzgerald, who had been Proxim’s Chief Executive Officer.  Mr. Fitzgerald’s last day of employment will be February 15, 2008 (unless an earlier date is mutually agreed between Mr. Fitzgerald and Proxim).

Specific terms of Mr. Fitzgerald’s separation from service have not yet been established, including any severance payments and other benefits to which Mr. Fitzgerald may be entitled pursuant to the Employment Agreement, dated as of February 9, 2005, between Mr. Fitzgerald and Proxim.  Mr. Fitzgerald’s employment agreement was described under the heading “New Employment and Stock Option Agreement for Chief Executive Officer” under Item 1.01 of the Form 8-K filed by Proxim with the Securities and Exchange Commission on February 15, 2005, which description is incorporated herein by reference.  A copy of that employment agreement was filed as Exhibit 10.4 to such Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)            Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM WIRELESS CORPORATION

Dated: January 16, 2008	By:	/s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title
10.1	Employment Agreement, dated as of January 16, 2008, between Proxim Wireless Corporation and Pankaj S. Manglik
99.1	Press release dated January 16, 2008

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